UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.   )

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Zygo Corporation
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2014

ZYGO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-12944 (Commission File Number)	06-0864500 (IRS Employer Identification No.)

Laurel Brook Road, Middlefield, Connecticut (Address of principal executive offices)	06455-0448 (Zip Code)

Registrant’s telephone number, including area code: (860) 347-8506

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

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☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

This Form 8-K is being filed pursuant to an agreement in principle regarding the settlement of a lawsuit relating to the Agreement and Plan of Merger, dated as of April 10, 2014, by and among AMETEK, Inc. (“AMETEK”), AMETEK Matterhorn, Inc., a wholly owned subsidiary of AMETEK (“Merger Sub”), and Zygo Corporation (“Zygo”), providing for the merger of Merger Sub with and into Zygo.

On June 6, 2014, the defendants, Zygo, Michael A. Kaufman, Gary K. Willis, Stephen D. Fantone, Samuel H. Fuller, Seymour E. Liebman, Carol P. Wallace, Merger Sub and AMETEK, reached an agreement in principle with the plaintiffs in Wnuk v. Zygo Corporation, currently pending in the Superior Court in the State of Connecticut (the “Connecticut Action”) to settle the Connecticut Action. In addition, as previously disclosed on page 54 of the Proxy Statement (as defined below), two putative class action complaints challenging the merger were filed in the Court of Chancery in the State of Delaware, which by order dated April 29, 2014, the Court of Chancery consolidated under the caption In re Zygo Corp. Shareholder Litigation, Cons. C.A. No. 9551-VCN (the “Delaware Action,” and together with the Connecticut Action, the “Actions”). As part of the settlement, the plaintiffs in the Delaware Action agreed to dismiss their complaints with prejudice. The settlement remains subject to appropriate documentation by the parties and approval by the court.

As part of the settlement, Zygo agreed to make certain supplemental disclosures to Zygo stockholders as set forth in this Form 8-K. Information concerning the proposed merger is set forth in, or incorporated by reference into, the definitive proxy statement dated May 21, 2014 related to the special meeting of stockholders of Zygo (the “Proxy Statement”). The Proxy Statement is supplemented by, and should be read as part of and in conjunction with, the information set forth in this Form 8-K. Capitalized terms used in this Form 8-K but not otherwise defined herein have the meanings ascribed to those terms in the Proxy Statement.

Zygo, AMETEK, Merger Sub and the other defendants deny all of the allegations in the Actions. Zygo and the individual director defendants of Zygo believe the disclosures in the Proxy Statement are adequate under the law. Nevertheless, Zygo, AMETEK, Merger Sub and the other defendants have agreed to settle the Connecticut Action in order to avoid the costs, disruption, and distraction of further litigation. Nothing in this Form 8-K or any stipulation or settlement or related memorandum of understanding shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein.

Supplemental Disclosures

Background of the Merger

The following disclosure supplements the discussion in the section of the Proxy Statement captioned “Background of the Merger” on page 28 by amending and restating the first two sentences of the sixth full paragraph on such page (concerning the potential bidders):

“A process was launched in late October 2013 and, over approximately the next month, 32 potential buyers, including AMETEK, were contacted by Barclays. The contacted potential buyers consisted of 26 strategic buyers, including Company A and Company B referred to below, and six financial sponsors.”

The following disclosure supplements the discussion in the section of the Proxy Statement captioned “Background of the Merger” on page 28 by adding the following sentence to the end of the sixth full paragraph on such page (concerning standstill provisions in confidentiality agreements):

“The confidentiality agreements included customary standstill provisions, generally prohibiting the potential buyer, without the consent of Zygo, from acquiring greater than two percent (2%) of Zygo’s stock or otherwise taking certain “hostile” actions with respect to Zygo, including prohibiting the potential buyer from requesting or proposing a waiver, termination or amendment of the provisions of the agreement; provided that the standstill provisions terminated and the restrictions ceased to apply upon our entering into a definitive agreement with respect to, or publicly announcing our plans to enter into, a transaction for the sale of substantially all of our assets or shares of Zygo common stock (including the merger agreement).”

The following disclosure supplements the discussion in the section of the Proxy Statement captioned “Background of the Merger” on page 30 by amending and restating the last sentence of the fourth full paragraph on such page:

“Mr. Willis, who in prior years was our President and Chief Executive Officer and who has in depth knowledge of Zygo and various of the industries in which we operate, was provided with direction for his expected discussion the next day with AMETEK.”

Certain Financial Forecasts

The following disclosure supplements the discussion in the section of the Proxy Statement captioned “Certain Financial Forecasts” on page 45 by amending and restating the first sentence of the paragraph titled “Unlevered Free Cash Flow” on such page (concerning cash flow):

“A forecast of unlevered free cash flow, based on assumptions provided by Zygo’s management, was included only in the original Base case, and not in the Upside case or Updated base case.”

The following disclosure supplements the discussion in the section of the Proxy Statement captioned “Certain Financial Forecasts” on page 45 by adding the following paragraph and table after the paragraph titled “Unlevered Free Cash Flow” on such page (concerning Updated base case information):

“Although not included in the forecasts provided by Zygo management at the end of March 2014, Zygo provides the following information with respect to the “Updated base case,” for the benefit of Zygo’s stockholders. For purposes of the calculation below, unlevered free cash flow is calculated in the same manner as in the original Base case, except that share-based compensation is excluded:

	FY 2014E	FY 2015E	FY 2016E	FY 2017E
	($ Amounts in millions)
Unlevered Free Cash Flow
Updated base case	$16.2	$21.1	$28.6	$24.5
% margin	8.9%	11.0%	14.1%	11.4%	”

Additional Information About the Merger and Where to Find It

This document may be deemed to be solicitation materials in respect of the proposed acquisition of Zygo by AMETEK. In connection with the special meeting of Zygo’s stockholders to be called to consider the proposed merger, Zygo has filed with the SEC and furnished (or made available) to Zygo’s stockholders on May 21, 2014 a definitive proxy statement and other relevant documents. This filing does not constitute a solicitation of any vote or approval. BEFORE MAKING ANY VOTING OR OTHER DECISION REGARDING THE PROPOSED TRANSACTION, ZYGO STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors are able to obtain a free copy of documents filed with the SEC at the SEC’s website at www.sec.gov. In addition, investors may obtain a free copy of Zygo’s filings with the SEC from Zygo’s website at www.zygo.com or by directing a request to: Zygo Corporation, Laurel Brook Road, Middlefield, Connecticut, 06455, Attention: Chief Financial Officer.

Participants in the Solicitation

Zygo and its directors, executive officers and certain other members of management and employees of Zygo may be deemed “participants” in the solicitation of proxies from stockholders of Zygo in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of Zygo in connection with the proposed merger is set forth in the proxy statement and the other relevant documents filed with the SEC. You can find information about Zygo’s executive officers and directors in its definitive proxy statement relating to the merger filed with the SEC on May 21, 2014, its definitive proxy statement filed with the SEC on October 25, 2013 and in its Annual Report on Form 10-K for the fiscal year ended June 30, 2013, filed with the SEC on September 13, 2013, copies of which are available at the SEC’s website or from Zygo as described above.

Forward-Looking Statements

Statements in this communication that are not strictly historical, including statements regarding the proposed merger, the expected timetable for completing the transaction and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking” statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things: general economic conditions and conditions affecting the industry in which Zygo operates; the uncertainty of regulatory approvals; approval of the merger agreement by Zygo stockholders; and the parties’ ability to satisfy the closing conditions and consummate the transactions. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in Zygo’s SEC filings, including its definitive proxy statement for the merger and its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These forward-looking statements speak only as of the date of this communication and Zygo assumes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZYGO CORPORATION

Date: June 6, 2014

By:	/s/ John P. Jordan John P. Jordan Vice President, Chief Financial Officer & Treasurer